UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2026

Better Home & Finance Holding Company
(Exact name of registrant as specified in its charter)

Delaware	001-40143	93-3029990
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 World Trade Center
285 Fulton St., 80th Floor Suite A
New York,	New York	10007
(Address of principal executive offices) (Zip Code)
(415) 523-8837
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BETR	The Nasdaq Stock Market LLC
Warrants to purchase shares of Class A common stock	BETRW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On October 5, 2026, Better Home & Finance Holding Company (the “Company”) notified The Nasdaq Stock Market LLC (“Nasdaq”) that, due to the resignations and removals from the Company’s Board of Directors (the “Board”) disclosed in the Company’s Current Report on Form 8-K filed on October 6, 2026 and in the Company’s Current Report on Form 8-K filed on October 2, 2026, the Company is not in compliance with the following corporate governance requirements under Nasdaq listing standards: Nasdaq Listing Rule 5605(b)(1), requiring that a majority of the Board be comprised of independent directors; Nasdaq Listing Rule 5605(c)(2), requiring that the audit committee of the Board consist of at least three members, each of whom must be independent; Nasdaq Listing Rule 5605(d), requiring that the compensation committee of the Board consist of at least two members, each of whom must be independent; and Nasdaq Listing Rule 5605(e)(1), requiring independent director oversight of director nominations.
On October 8, 2026, the Company received notice from Nasdaq stating that the Company is not in compliance with the corporate governance requirements described above. The notice provides the Company with 45 calendar days to submit a plan to regain compliance. The Company intends to submit a compliance plan within that period.
The notice has no immediate effect on the listing of the Company’s Class A common stock or warrants on Nasdaq. The Company intends to take the actions necessary to regain compliance with the applicable Nasdaq listing standards. However, there can be no assurance that Nasdaq will accept the Company’s compliance plan or that the Company will regain compliance. Failure to regain compliance could result in a determination by the Nasdaq Listing Qualifications Department to delist the Company’s securities.
Forward-looking Statements
This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this Current Report on Form 8-K that are not historical facts should be considered forward-looking statements, including, without limitation, statements regarding the Company’s plans to submit a compliance plan to Nasdaq, Nasdaq’s acceptance of that plan, the Company’s actions to regain compliance with applicable Nasdaq listing standards, and the continued listing of the Company’s securities on Nasdaq. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” or the negatives of these terms, variations of them or similar terminology. Forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include those risks discussed in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, as any such factors may be updated from time to time in the Company’s other filings with the SEC. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company undertakes no obligation, except as required by law, to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BETTER HOME & FINANCE HOLDING COMPANY

Date: October 9, 2026	By:	/s/ Paula Tuffin
	Name:	Paula Tuffin
	Title:	General Counsel, Chief Compliance Officer and Corporate Secretary